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                                                                   Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS


   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 21, 2002, except for Note 17, as to which the date is April 4, 2002, and Note 18, as to which the date is May 31, 2002, in Amendment 2 to the Registration Statement (Form S-3 No. 333-96981) and related Prospectus of BJ Services Company.



   We also consent to the incorporation by reference therein of our report dated January 21, 2002, except for Note 17, as to which the date is April 4, 2002, and Note 18, as to which the date is May 31, 2002, with respect to the consolidated financial statements of OSCA, Inc. for the year ended December 31, 2001 included in BJ Services Company Form 8-K/A dated July 17, 2002 filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP
                                         --------------------------------------

Indianapolis, Indiana

October 14, 2002